Exhibit 10.4

[FORM OF SUBORDINATED UNSECURED CONVERTIBLE NOTE]

THIS NOTE HAS BEEN ISSUED WITH A 10% ORIGINAL ISSUE DISCOUNT. PURSUANT TO TREASURY REGULATION §1.1275-3(b)(1), ___________, A REPRESENTATIVE OF THE COMPANY WILL, BEGINNING TEN DAYS AFTER THE ISSUANCE DATE OF THIS NOTE, PROMPTLY MAKE AVAILABLE TO THE HOLDER UPON REQUEST THE INFORMATION DESCRIBED IN TREASURY REGULATION §1.1275-3(b)(1)(i). ________________ MAY BE REACHED AT TELEPHONE NUMBER _______________.

EigenQ Holdings, Inc.

SUBORDINATED UNSECURED CONVERTIBLE NOTE

Issuance Date: [●]	Original Principal Amount: U.S. $[●]

FOR VALUE RECEIVED, EigenQ Holdings, Inc., a Delaware corporation (the “Company”), hereby promises to pay to the order of [●] or its registered assigns (“Holder”) the amount set forth above as the Original Principal Amount (as reduced in accordance with the terms hereof whether pursuant to conversion, redemption or otherwise or as increased by any PIK Interest Amount (as defined below), the “Principal”) when due, whether upon the Maturity Date, or upon acceleration, or otherwise (in each case in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding Principal at the applicable Interest Rate (as defined below) from the date set forth above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable, whether upon the Maturity Date or upon acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof). This Subordinated Unsecured Convertible Note (including all Subordinated Unsecured Convertible Notes issued in exchange, transfer or replacement hereof, this “Note”) is one of an issue of Subordinated Unsecured Convertible Notes issued in exchange for the Subordinated Unsecured Promissory Notes (the “Private Company Notes”) of EigenQ, Inc., a Delaware corporation (the “Private Company”), upon the Business Combination Closing, which Private Company Notes were originally issued pursuant to the Securities Purchase Agreement, dated as of [●], 2026 (the “Subscription Date”), by and among Silicon Valley Acquisition Corp., the Private Company and [●] (the “Buyer”), as may be amended from time to time (collectively, the “Notes”, and such other Subordinated Unsecured Convertible Notes, the “Other Notes”). The Company and Holder acknowledge that the Original Principal Amount of this Note as of the Issuance Date shall be as set forth above, which includes a [____________]_Dollars ($______) original issue discount. For the avoidance of doubt, the Notes shall be deemed issued pursuant to the Securities Purchase Agreement. Certain capitalized terms used herein are defined in Section 35 and, in addition, capitalized terms used herein but not otherwise defined herein shall have the meanings given such terms in the Securities Purchase Agreement.

1.	PAYMENTS OF PRINCIPAL. On the Maturity Date, the Company shall pay to the Holder an amount in cash representing all outstanding Principal, accrued and unpaid Interest and accrued and unpaid Late Charges (as defined in Section 28(c)) on such Principal and Interest and other amounts due and payable under this Note and the other Transaction Documents. Other than as specifically permitted by this Note, the Company may not prepay any portion of the outstanding Principal, accrued and unpaid Interest or accrued and unpaid Late Charges on Principal and Interest, if any. Notwithstanding anything herein to the contrary, with respect to any conversion or redemption hereunder, as applicable, the Company shall convert or redeem, as applicable, first, all accrued and unpaid Late Charges on any Principal and Interest hereunder and under any other Notes held by the Holder and all other amounts owed to the Holder under this Note and any other Transaction Document, second, all accrued and unpaid Interest hereunder and under any other Notes held by such Holder, third, all other amounts (other than Principal) outstanding under any other Notes held by such Holder and, fourth, all Principal outstanding hereunder and under any other Notes held by such Holder. All payments under this Note are subject in all respects to Section 17 and the Subordination Agreement, and all actions by the Holder are subject to Section 4(d).

2.	INTEREST; INTEREST RATE.

(a)	The Company shall pay Interest on the Principal hereof, which shall accrue beginning on the Issuance Date at a rate equal to (i) eight percent (8%) per annum for any Interest paid in cash (the “Cash Interest Rate”) and (ii) ten percent (10%) per annum for any Interest paid in kind by adding such accrued and unpaid Interest to the outstanding Principal of this Note (the “PIK Interest Rate” and, together with the Cash Interest Rate, as applicable, the “Interest Rate”), in each case computed on the basis of the actual number of days elapsed and a year of 365 days from the Issuance Date until the Principal amount and all Interest accrued thereon are paid, redeemed or converted, as provided herein. Interest shall be due and payable monthly in arrears on the last Business Day (as defined below) of each calendar month (each, an “Interest Date”). On each Interest Date, the Company may elect to pay the Interest accrued during the applicable Interest period then ending either (A) in cash at the Cash Interest Rate or (B) in kind at the PIK Interest Rate by adding the amount of such accrued and unpaid Interest (the “PIK Interest Amount”) to the outstanding Principal of this Note, whereupon such PIK Interest Amount shall constitute Principal hereunder and thereafter shall bear Interest as Principal. The Company shall provide the Holder written notice of any election to pay Interest in kind not less than five (5) Business Days before the applicable Interest Date; provided that the Company may indicate in such written notice that the election contained therein shall apply to future Interest Dates until revised by a subsequent written notice. Subject to the foregoing, if the Company fails to timely deliver such written notice for any Interest Date, the Company shall pay all Interest due on such Interest Date in cash at the Cash Interest Rate.

(b)	Prior to the payment of Interest on an Interest Date, Interest on this Note shall accrue at the Interest Rate and be payable by way of inclusion of the Interest in the Conversion Amount (as defined below) on each Conversion Date (as defined below) in accordance with Section 3(b)(i) or upon any redemption in accordance with Section 14 or any required payment upon any Bankruptcy Event of Default (as defined below). From and after the occurrence and during the continuance of any Event of Default (as defined below), the Interest Rate shall automatically be increased to a rate equal to the applicable Interest Rate plus three (3) percentage points (the “Default Rate”). In the event that such Event of Default is subsequently cured (and no other Event of Default then exists, including, without limitation, for the Company’s failure to pay such Interest at the Default Rate on the applicable Interest Date), the adjustment referred to in the preceding sentence shall cease to be effective as of the calendar day immediately following the date of such cure; provided that the Interest as calculated and unpaid at such Default Rate during the continuance of such Event of Default shall continue to apply to the extent relating to the days after the occurrence of such Event of Default through and including the date of such cure of such Event of Default.

3.	CONVERSION OF NOTES. At any time or times on or after the Issuance Date, this Note shall be convertible into validly issued, fully paid and non-assessable shares of Common Stock (as defined below), on the terms and conditions set forth in this Section 3.

(a)	Conversion Right. Subject to the provisions of Section 3(d), at any time or times on or after the Issuance Date, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount into validly issued, fully paid and non-assessable shares of Common Stock in accordance with Section 3(c), at the Conversion Rate (as defined below). The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance upon conversion would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share. The Company shall pay any and all transfer, stamp, issuance and similar taxes, costs and expenses (including, without limitation, fees and expenses of the Transfer Agent (as defined below)) that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount.

(b)	Conversion Rate. The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to Section 3(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (the “Conversion Rate”).

(i)	“Conversion Amount” means the sum of (A) the portion of the Principal of this Note to be converted, redeemed or otherwise with respect to which this determination is being made, (B) accrued and unpaid Interest with respect to such Principal of this Note, (C) accrued and unpaid Late Charges with respect to such Principal of this Note and Interest, and (D) any other unpaid amounts pursuant to this Note and the Transaction Documents, if any; provided, that for purposes of calculating the Conversion Amount with respect to any conversion occurring prior to the Interest Date for the then-current Interest period, accrued and unpaid Interest for such period shall be computed at the PIK Interest Rate.

(ii)	“Conversion Price” means, as of any Conversion Date or other date of determination, $12.00 per share, subject to adjustment as provided herein.

(c)	Mechanics of Conversion.

(i)	Optional Conversion. To convert any Conversion Amount into shares of Common Stock on any date (a “Conversion Date”), the Holder shall deliver (whether via electronic mail or otherwise), for receipt on or prior to 11:59 p.m., New York time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (each, a “Conversion Notice”) to the Company. If required by Section 3(c)(iv), within one (1) Trading Day (as defined below) following a conversion of this Note as aforesaid, the Holder shall surrender this Note to a nationally recognized overnight delivery service for delivery to the Company (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction as contemplated by Section 22(b)). On the date of receipt of a Conversion Notice, the Company shall transmit by electronic mail an acknowledgment, in the form attached hereto as Exhibit II, of confirmation of receipt of such Conversion Notice (an “Acknowledgement”) to the Holder and the Transfer Agent which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein. On or before the first (1st) Trading Day following the date on which the Company has received a Conversion Notice (or such earlier date as required pursuant to the 1934 Act or other applicable law, rule or regulation for the settlement of a trade initiated on the applicable Conversion Date of such shares of Common Stock issuable pursuant to such Conversion Notice) (the “Share Delivery Deadline”), the Company shall (1) provided that the Transfer Agent is participating in FAST (as defined below), credit such aggregate number of shares of Common Stock to which the Holder shall be entitled pursuant to such conversion to the Holder’s or its designee’s balance account with DTC (as defined below) through its Deposit/Withdrawal at Custodian system or (2) if the Transfer Agent is not participating in FAST, upon the request of the Holder, issue and deliver (via reputable overnight courier) to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled pursuant to such conversion. If this Note is physically surrendered for conversion pursuant to Section 3(c)(iv) and the outstanding Principal of this Note is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than two (2) Business Days after receipt of this Note and at its own expense, issue and deliver to the Holder (or its designee) a new Note (in accordance with Section 22(d)) representing the outstanding Principal not converted; provided, that during such period the Holder shall be permitted to convert such new Note regardless of the date the actual certificate evidencing such new Note is delivered to the Holder (or its designee). The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date, provided, that the Holder shall be deemed to have waived any voting rights of any such Common Stock, that may arise with respect to the period commencing on such Conversion Date, through, and including, such applicable Share Delivery Deadline (each, a “Conversion Period”), as necessary, such that the aggregate voting rights of any Common Stock beneficially owned by the Holder and/or any Attribution Parties (as defined below), collectively, on any date of determination shall not exceed the Maximum Percentage (as defined below) as a result of any such conversion of this Note. [The issuance of up to [__________][2] shares of Common Stock upon conversion of this Note (the “Initial Conversion Share Amount”) have been registered pursuant to the Business Combination Registration Statement and, accordingly, the Company acknowledges and agrees that Conversion Shares which are not in excess of such amount shall be issued without any restrictive legend. With respect to any Conversion Shares in excess of the Initial Conversion Share Amount, so long as (A) a registration statement covering the resale of such Conversion Shares is effective and available for use under the Registration Rights Agreement or otherwise or (B) the Conversion Shares are eligible for sale pursuant to Rule 144 promulgated under the 1933 Act without the need for registration under any applicable federal or state securities laws (in each case, disregarding any limitation on conversion of the Notes, other issuance of securities with respect to the Notes) and no Current Public Information Failure (as defined in the Registration Rights Agreement) exists or is continuing, the Company shall issue such Conversion Shares without any restrictive legend.][3]

(ii)	Forced Conversion. Notwithstanding anything herein to the contrary, if after the Issuance Date, the VWAP for each of any fifteen (15) consecutive Trading Days (such period the “Threshold Period”), exceeds $18.00 per share (as adjusted for share splits, share dividends, share combinations, recapitalizations and similar events), the Company may, within 1 Trading Day after the end of any such Threshold Period, deliver a written notice to the Holder (a “Forced Conversion Notice” and the date such notice is delivered to the Holder, the “Forced Conversion Notice Date”) to cause the Holder to convert all or part of the then outstanding Conversion Amount specified in the Forced Conversion Notice, but subject at all times to the beneficial ownership limitation set forth in Section 3(d), it being agreed that the “Conversion Date” for purposes of Section 3(c)(i) shall be deemed to occur on the fifteenth (15th) Trading Day following the Forced Conversion Notice Date (such fifteenth (15th) Trading Day, the “Forced Conversion Date”). The Company may not deliver a Forced Conversion Notice, and any Forced Conversion Notice delivered by the Company shall not be effective, unless all of the Equity Conditions are met (unless waived in writing by the Holder) on each Trading Day occurring during the period commencing on the first Trading Day of the Threshold Period and ending on (and including) the Forced Conversion Date (the “Forced Conversion Period”). The delivery of a Forced Conversion Notice by the Company shall be a deemed certification that the Equity Conditions have been satisfied during the Threshold Period. If an Equity Conditions Failure shall occur during the Forced Conversion Period then the Forced Conversion Notice shall automatically be deemed withdrawn. Any Forced Conversion shall be applied ratably to all Holders based on the aggregate Conversion Amount of the Notes then outstanding and held by each Holder and any voluntary conversions by a Holder during the Forced Conversion Period shall be applied against the Holder’s pro rata allocation, and the Conversion Amount subject to the Forced Conversion Notice shall be automatically reduced, on a dollar-for-dollar basis, by the Conversion Amount of any voluntary conversions effected by the Holder at any time during the Forced Conversion Period (including, for the avoidance of doubt, any voluntary conversions effected on or after the first Trading Day of the Threshold Period, whether prior to or following the Forced Conversion Notice Date), and in no event shall the Conversion Amount forcibly converted hereunder exceed the Conversion Amount then outstanding under this Note. For purposes of clarification, a Forced Conversion shall be subject to all of the provisions of this Section 3, and nothing in this Section 3(c)(ii) shall limit, delay or otherwise restrict the right of the Holder to convert this Note pursuant to Section 3, in whole or in part, at any time and from time to time, including at any time during the Threshold Period or the Forced Conversion Period, at the Conversion Price then in effect.

(iii)	Company’s Failure to Timely Convert. If the Company shall fail, for any reason or for no reason, on or prior to the applicable Share Delivery Deadline, either if the Transfer Agent is not participating in FAST, to issue and deliver to the Holder (or its designee) a certificate for the number of shares of Common Stock to which the Holder is entitled and register such shares of Common Stock on the Company’s share register or, if the Transfer Agent is participating in FAST, to credit the balance account of the Holder or the Holder’s designee with DTC for such number of shares of Common Stock to which the Holder is entitled upon the Holder’s conversion of this Note (a “Conversion Failure”), then, in addition to all other remedies available to the Holder, (1) the Company shall pay in cash to the Holder on each day after such Share Delivery Deadline that the issuance of such shares of Common Stock is not timely effected an amount equal to 1% of the product of (A) the sum of the number of shares of Common Stock not issued to the Holder on or prior to the Share Delivery Deadline and to which the Holder is entitled, multiplied by (B) the highest reported price for the Common Stock (as reported by Bloomberg) on the applicable Conversion Date, and (2) the Holder, upon written notice to the Company, may void its Conversion Notice with respect to, and retain or have returned (as the case may be) any portion of this Note that has not been converted pursuant to such Conversion Notice, provided that the voiding of a Conversion Notice shall not affect the Company’s obligations to make any payments which have accrued prior to the date of such notice pursuant to this Section 3(c)(iii) or otherwise. In addition to the foregoing, if on or prior to the Share Delivery Deadline, if the Transfer Agent is not participating in FAST, the Company shall fail to issue and deliver to the Holder (or its designee) a certificate and register such shares of Common Stock on the Company’s share register or, if the Transfer Agent is participating in FAST, the Transfer Agent shall fail to credit the balance account of the Holder or the Holder’s designee with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s conversion hereunder, and if on or after such Share Delivery Deadline the Holder purchases or otherwise acquires (in an open market transaction, stock loan or otherwise, and whether by the Holder or by any other Person in respect, or on behalf, of the Holder) shares of Common Stock to deliver in satisfaction of a sale by the Holder of shares of Common Stock issuable upon such conversion that the Holder is entitled to receive from the Company and has not received from the Company in connection with such Conversion Failure (a “Buy-In”), then, in addition to all other remedies available to the Holder, the Company shall, within two (2) Business Days after receipt of the Holder’s written notice delivered pursuant to this Section, (A) pay in cash to the Holder (in addition to any other remedies available to or elected by the Holder) the amount, if any, by which (x) the Holder’s total purchase price or cost of acquisition (including any brokerage commissions, stock loan costs and other out-of-pocket expenses) for the shares of Common Stock so purchased or acquired exceeds (y) the product of (1) the aggregate number of shares of Common Stock that the Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of the Holder, either reissue (if surrendered) this Note in a principal amount equal to the principal amount of the attempted conversion (in which case such conversion shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued if the Company had timely complied with its delivery requirements under Section 3. For example, if the Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of this Note with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock (or to electronically deliver such shares of Common Stock) upon the conversion of this Note as required pursuant to the terms hereof.

(iv)	Registration; Book-Entry. The Company shall maintain a register (the “Register”) for the recordation of the names and addresses of the holders of the Notes and the principal amount of the Notes held by such holders (the “Registered Notes”). The entries in the Register shall be conclusive and binding for all purposes absent manifest error. The Company and the holders of the Notes shall treat each Person whose name is recorded in the Register as the owner of a Note for all purposes (including, without limitation, the right to receive payments of Principal and Interest hereunder) notwithstanding notice to the contrary. A Registered Note may be assigned, transferred or sold in whole or in part only by registration of such assignment or sale on the Register. Upon its receipt of a written request to assign, transfer or sell all or part of any Registered Note by the holder thereof, the Company shall record the information contained therein in the Register and issue one or more new Registered Notes in the same aggregate principal amount as the principal amount of the surrendered Registered Note to the designated assignee or transferee pursuant to Section 22, provided that if the Company does not so record an assignment, transfer or sale (as the case may be) of all or part of any Registered Note within two (2) Business Days of such a request, then the Register shall be automatically deemed updated to reflect such assignment, transfer or sale (as the case may be). Notwithstanding anything to the contrary set forth in this Section 3, following conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Conversion Amount represented by this Note is being converted (in which event this Note shall be delivered to the Company following conversion thereof as contemplated by Section 3 or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice)) requesting reissuance of this Note upon physical surrender of this Note. The Holder and the Company shall maintain records showing the Principal, Interest and Late Charges converted and/or paid (as the case may be) and the dates of such conversions, and/or payments (as the case may be) or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion. If the Company does not update the Register to record such Principal, Interest and Late Charges converted and/or paid (as the case may be) and the dates of such conversions, and/or payments (as the case may be) within two (2) Business Days of such occurrence, then the Register shall be automatically deemed updated to reflect such occurrence.

(v)	Pro Rata Conversion; Disputes. In the event that the Company receives a Conversion Notice from more than one holder of the Notes for the same Conversion Date and the Company can convert some, but not all, of such portions of the Notes submitted for conversion, the Company, subject to Section 3(d), shall convert from each holder of the Notes electing to have Notes converted on such date a pro rata amount of such holder’s portion of its Notes submitted for conversion based on the principal amount of Notes submitted for conversion on such date by such holder relative to the aggregate principal amount of all Notes submitted for conversion on such date. In the event of a dispute as to the number of shares of Common Stock issuable to the Holder in connection with a conversion of this Note, the Company shall issue to the Holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with Section 27.

(d)	Limitations on Conversions. The Company shall not effect the conversion of any portion of this Note, and the Holder shall not have the right to convert any portion of this Note pursuant to the terms and conditions of this Note and any such conversion shall be null and void and treated as if never made, to the extent that after giving effect to such conversion, the Holder together with the other Attribution Parties collectively would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and the other Attribution Parties shall include the number of shares of Common Stock held by the Holder and all other Attribution Parties plus the number of shares of Common Stock issuable upon conversion of this Note with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted portion of this Note beneficially owned by the Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants, including, without limitation, the Warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 3(d). For purposes of this Section 3(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the 1934 Act. For purposes of determining the number of outstanding shares of Common Stock the Holder may acquire upon the conversion of this Note without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or the Transfer Agent, if any, setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Company receives a Conversion Notice from the Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Conversion Notice would otherwise cause the Holder’s beneficial ownership, as determined pursuant to this Section 3(d), to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of shares of Common Stock to be purchased pursuant to such Conversion Notice. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to the Holder upon conversion of this Note results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the 1934 Act), the number of shares so issued by which the Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares. Upon delivery of a written notice to the Company, the Holder may from time to time increase (with such increase not effective until the sixty-first (61st) day after delivery of such notice) or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such written notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder and the other Attribution Parties and not to any other holder of the Other Notes that is not an Attribution Party of the Holder. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Note in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act. No prior inability to convert this Note pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of convertibility. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3(d) to the extent necessary to correct this paragraph (or any portion of this paragraph) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 3(d) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived or amended and shall apply to a successor holder of this Note.

(e)	VWAP Reset. On the nine (9) month anniversary of the Issuance Date and each successive nine (9) month anniversary thereof (or, if any such day is not a Trading Day, the first Trading Day thereafter) (each, a “Reset Date”), the Conversion Price shall be reset to the lowest daily VWAP during the five (5) Trading Days ending on, and including, the Trading Day immediately preceding the applicable Reset Date (such period, the “Reset Measuring Period,” and such price, the “Reset Price”), but not below the Floor Price. If the Reset Price with respect to any Reset Date is below both the Floor Price then in effect and the Conversion Price then in effect (a “Floor Price Condition”), the Conversion Price shall reset to the Floor Price on such Reset Date, and the Company shall, by written notice delivered to the Holder no later than 5:30 p.m., New York time, on the last Trading Day of the applicable Reset Measuring Period (an “Election Notice”), irrevocably elect to either (a) reduce the Conversion Price to the Reset Price determined without regard to the Floor Price and reduce the Floor Price to such Reset Price, in each case effective as of such Reset Date, (b) recalculate the Reset Price as of the ninetieth (90th) calendar day following such Reset Date (or, if such day is not a Trading Day, the first Trading Day thereafter) (the “Recalculation Date”), with such recalculation made as if the Recalculation Date were the Reset Date (including, for the avoidance of doubt, by reference to the five (5) Trading Days ending on, and including, the Trading Day immediately preceding the Recalculation Date), or (c) subject in all cases to the Subordination Agreement, provide the Holder with the option to redeem this Note in accordance with Section 10. Each Election Notice shall set forth (i) the applicable Reset Date, (ii) the Reset Price determined without regard to the Floor Price, (iii) the Floor Price and the Conversion Price then in effect and (iv) the Company’s election pursuant to clause (a), (b) or (c) above. If the Company fails to timely deliver an Election Notice with respect to any Reset Date on which a Floor Price Condition exists, the Company shall be deemed to have irrevocably elected clause (a) above with respect to such Reset Date.

If the Company elects clause (b) above with respect to any Reset Date, then: (x) if the Reset Price as recalculated as of the Recalculation Date is equal to or greater than the Floor Price then in effect, the Conversion Price shall be reduced to such recalculated Reset Price effective as of the Recalculation Date (but in no event increased); and (y) if the Reset Price as so recalculated is below both the Floor Price then in effect and the Conversion Price then in effect, the Company shall, by written notice delivered to the Holder no later than 5:30 p.m., New York time, on the last Trading Day of the recalculation measuring period described in clause (b) above, irrevocably elect to either (1) reduce the Conversion Price to such recalculated Reset Price determined without regard to the Floor Price and reduce the Floor Price to such recalculated Reset Price, in each case effective as of the Recalculation Date, or (2) provide the Holder with the option to redeem this Note in accordance with Section 10. If the Company fails to timely deliver such notice, the Company shall be deemed to have irrevocably elected clause (1) above. The Company may not elect to recalculate the Reset Price pursuant to clause (b) more than once with respect to any Reset Date.

Any reset or adjustment to the Conversion Price pursuant to this Section 3(e) shall be automatic and self-operative as of the applicable Reset Date or Recalculation Date, as applicable, and no notice, certification or other action by the Company or the Holder shall be required for such reset or adjustment to become effective. From and after the applicable Reset Date or Recalculation Date, as applicable, the Holder shall be entitled to use the Conversion Price as so reset or adjusted (including, if applicable, pursuant to any election or deemed election hereunder) for purposes of any conversion of this Note, whether or not the Company has delivered any Election Notice or other notice with respect thereto. Any election (or deemed election) pursuant to this Section 3(e) shall be made identically and simultaneously with respect to this Note and all Other Notes, and each Election Notice shall be delivered simultaneously to all holders of the Notes and Other Notes and shall certify the same. Any election made in violation of this paragraph shall be null and void ab initio and the Company shall be deemed to have irrevocably elected clause (a) above (or, at a Recalculation Date, clause (1) above) with respect to this Note. No reset pursuant to this Section 3(e) shall increase the Conversion Price then in effect. No adjustment to the Conversion Price pursuant to Section 8 shall be subject to, or limited by, the Floor Price. If any adjustment pursuant to Section 8 and any reset pursuant to this Section 3(e) would become effective on the same date, the Section 8 adjustment shall be given effect first, and the Reset Price, the existence of a Floor Price Condition and the Conversion Price then in effect shall each be determined after giving effect thereto.

4.	RIGHTS UPON EVENT OF DEFAULT.

(a)	Event of Default. Each of the following events shall constitute an “Event of Default” and each of the events in clauses (ix), (x) and (xi) shall constitute a “Bankruptcy Event of Default”:

(i)	the failure of the applicable Registration Statement (as defined in the Registration Rights Agreement) to be filed with the SEC on or prior to the date that is ten (10) days after the applicable Filing Deadline (as defined in the Registration Rights Agreement) or the failure of the applicable Registration Statement to be declared effective by the SEC on or prior to the date that is ten (10) days after the applicable Effectiveness Deadline (as defined in the Registration Rights Agreement);

(ii)	while the applicable Registration Statement is required to be maintained effective pursuant to the terms of the Registration Rights Agreement, the effectiveness of the applicable Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or such Registration Statement (or the prospectus contained therein) is unavailable to any holder of Registrable Securities (as defined in the Registration Rights Agreement) for sale of all of such holder’s Registrable Securities in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of ten (10) consecutive days or for more than an aggregate of fifteen (15) days in any 365-day period (excluding days during an Allowable Grace Period (as defined in the Registration Rights Agreement));

(iii)	the suspension from trading or the failure of the Common Stock to be trading or listed (as applicable) on an Eligible Market for a period of five (5) consecutive Trading Days;

(iv)	the Company’s (A) failure to cure a Conversion Failure or a Delivery Failure (as defined in the Warrants) by delivery of the required number of shares of Common Stock within five (5) Trading Days after the applicable Conversion Date or exercise date (as the case may be) or (B) notice, written or oral, to any holder of the Notes or Warrants, including, without limitation, by way of public announcement or through any of its agents, at any time, of its intention not to comply, as required, with a request for conversion of any Notes into shares of Common Stock that is requested in accordance with the provisions of the Notes, other than pursuant to Section 3(d), or a request for exercise of any Warrants for shares of Common Stock in accordance with the provisions of the Warrants;

(v)	except to the extent the Company is in compliance with Section 13(b) below, at any time following the twentieth (20) consecutive day that the Holder’s Authorized Share Allocation (as defined in Section 13(a) below) is less than the sum of (A) the number of shares of Common Stock that the Holder would be entitled to receive upon a conversion of the full Conversion Amount of this Note (without regard to any limitations on conversion set forth in Section 3(d) or otherwise) and (B) the number of shares of Common Stock that the Holder would be entitled to receive upon exercise in full of the Holder’s Warrants (without regard to any limitations on exercise set forth in the Warrants);

(vi)	the Company’s or any Subsidiary’s failure to pay to the Holder any amount of Principal, Interest, Late Charges or other amounts when and as due under this Note (including, without limitation, the Company’s or any Subsidiary’s failure to pay any redemption payments or amounts hereunder) or any other Transaction Document or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby and thereby, which failure continues for five (5) Trading Days in the case of Principal, or ten (10) Trading Days in the case of any other amount;

(vii)	[Intentionally Omitted];

(viii)	the occurrence of any default under, redemption of or acceleration prior to maturity of at least an aggregate of $3,000,000 (as applicable, the “Applicable Default Dollar Threshold”) of Indebtedness of the Company or any of its Subsidiaries, other than with respect to any Other Notes;

(ix)	bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against the Company or any Significant Subsidiary and, if instituted against the Company or any Subsidiary by a third party, shall not be dismissed within forty-five (45) days of their initiation;

(x)	the commencement by the Company or any Significant Subsidiary of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree, order, judgment or other similar document in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, or the admission by it in writing of its inability to pay its debts generally as they become due, the taking of corporate action by the Company or any Subsidiary in furtherance of any such action or the taking of any action by any Person to commence a Uniform Commercial Code foreclosure sale or any other similar action under federal, state or foreign law;

(xi)	the entry by a court of competent jurisdiction (i) a decree, order, judgment or other similar document in respect of the Company or any Significant Subsidiary of a voluntary or involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or (ii) a decree, order, judgment or other similar document adjudging the Company or any Significant Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation, reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary under any applicable federal, state or foreign law or (iii) a decree, order, judgment or other similar document appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree, order, judgment or other similar document or any such other decree, order, judgment or other similar document unstayed and in effect for a period of forty-five (45) consecutive days;

(xii)	a final judgment or judgments for the payment of money aggregating in excess of the Applicable Default Dollar Threshold are rendered against the Company and/or any of its Subsidiaries and which judgments are not, within thirty (30) days after the entry thereof, bonded, discharged, settled or stayed pending appeal, or are not discharged within thirty (30) days after the expiration of such stay; provided, however, any judgment which is covered by insurance or an indemnity from a creditworthy party shall not be included in calculating the Applicable Default Dollar Threshold amount set forth above so long as the Company provides the Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Holder) to the effect that such judgment is covered by insurance or an indemnity and the Company or such Subsidiary (as the case may be) will receive the proceeds of such insurance or indemnity within thirty (30) days of the issuance of such judgment;

(xiii)	the Company and/or any Subsidiary, individually or in the aggregate, fails to pay, when due, or within any applicable grace period, any payment with respect to any Indebtedness in excess of the Applicable Default Dollar Threshold due to any third party or is otherwise in breach or violation of any agreement for monies owed or owing in an amount in excess of the Applicable Default Dollar Threshold, which breach or violation permits the other party thereto to declare a default or otherwise accelerate amounts due thereunder;

(xiv)	other than as specifically set forth in another clause of this Section 4(a), the Company or any Subsidiary breaches any representation or warranty, or any covenant or other term or condition of any Transaction Document, except, in the case of a breach of a covenant or other term or condition that is curable, only if such breach remains uncured for a period of ten (10) Trading Days;

(xv)	a false or inaccurate certification (including a false or inaccurate deemed certification) by the Company that either (A) the Equity Conditions are satisfied, (B) there has been no Equity Conditions Failure, (C) as to whether any Event of Default has occurred or (D) there are no Redemption Blocking Conditions; provided that if the Company promptly corrects such certification prior to the Buyer having acted in reliance on such certification, this Section 4(a)(xv) shall not be applicable;

(xvi)	any breach or failure in any respect by the Company or any Subsidiary to comply with any provision of Section 16 of this Note;

(xvii)	[Intentionally Omitted];

(xviii)	[Intentionally Omitted];

(xix)	the occurrence of any event, for any reason, pursuant to which Dr. José R. Rosas-Bustos ceases to serve as Chief Executive Officer of the Company or Dr. Jesse Van Griensven Thé ceases to serve as Chairman of the Company (whether as a result of death, disability or incapacity, resignation, termination (with or without cause), removal, or otherwise), in each case without the prior written consent of the Required Holder; provided, that a cessation resulting solely from a leave of absence shall not constitute an Event of Default under this clause (xix) unless such individual has not resumed serving in such capacity within forty-five (45) calendar days of the commencement of such leave;

(xx)	any Material Adverse Effect occurs;

(xxi)	any provision of any Transaction Document shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against the parties thereto in any material respect, or the validity or enforceability of any Transaction Document thereof shall be contested by the Company or any Subsidiary, or a proceeding shall be commenced by the Company or any Subsidiary or any governmental authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof (provided, that in the case of a proceeding commenced solely by a governmental authority and not at the request or with the support of the Company or any Subsidiary, such proceeding shall have remained undismissed and unstayed for thirty (30) calendar days), or the Company or any Subsidiary shall deny in writing that it has any liability or obligation created under any Transaction Document; provided, further, that any cessation, contest, proceeding or denial affecting (A) any payment, redemption or repurchase obligation of the Company, (B) the Holder’s conversion rights, (C) the ranking or priority of the Notes, shall be deemed to be material for all purposes of this clause;

(xxii)	[Intentionally Omitted];

(xxiii)	any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than thirty (30) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of the Company or any Subsidiary, if any such event or circumstance would reasonably be expected to have a Material Adverse Effect; or

(xxiv)	any Event of Default (as defined in the Other Notes) occurs with respect to any Other Notes.

(b)	Notice of an Event of Default; Redemption Right. Upon the occurrence of an Event of Default with respect to this Note or any Other Note, the Company shall within one (1) Business Day after the occurrence of such Event of Default deliver written notice thereof via electronic mail and overnight courier (with next day delivery specified) (an “Event of Default Notice”) to the Holder. At any time after the earlier of the Required Holder’s receipt of an Event of Default Notice and the Required Holder becoming aware of an Event of Default and ending (such ending date, the “Event of Default Right Expiration Date”) on the tenth (10th) Trading Day after the later of (x) the date such Event of Default is cured and (y) the Holder’s receipt of an Event of Default Notice that includes (I) a reasonable description of the applicable Event of Default, (II) a certification as to whether, in the opinion of the Company, such Event of Default is capable of being cured and, if applicable, a reasonable description of any existing plans of the Company to cure such Event of Default and (III) a certification as to the date the Event of Default occurred and, if cured on or prior to the date of such Event of Default Notice, the applicable Event of Default Right Expiration Date, the Required Holder may require the Company to redeem (regardless of whether such Event of Default has been cured on or prior to the Event of Default Right Expiration Date) all or any portion of this Note by delivering written notice thereof (the “Event of Default Redemption Notice”) to the Company, which Event of Default Redemption Notice shall indicate the portion of this Note the Required Holder(s) is electing to redeem. Each portion of this Note subject to redemption by the Company pursuant to this Section 4(b) shall be redeemed by the Company at a price equal to the greater of (i) the product of (A) the Conversion Amount to be redeemed multiplied by (B) the Redemption Premium and (ii) the product of (X) the Conversion Rate with respect to the Conversion Amount in effect at such time as the Holder delivers an Event of Default Redemption Notice multiplied by (Y) the product of (1) the Redemption Premium multiplied by (2) the greatest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date immediately preceding such Event of Default and ending on the date the Company makes the entire payment required to be made under this Section 4(b) (the “Event of Default Redemption Price”). Redemptions required by this Section 4(b) shall be made in accordance with the provisions of Section 14. To the extent redemptions required by this Section 4(b) are deemed or determined by a court of competent jurisdiction to be prepayments of this Note by the Company, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 4(b) until the Event of Default Redemption Price (together with any Late Charges thereon) is paid in full, the Conversion Amount submitted for redemption under this Section 4(b) (together with any Late Charges thereon) may be converted, in whole or in part, by the Holder into Common Stock pursuant to the terms of this Note. In the event of the Company’s redemption of any portion of this Note under this Section 4(b), the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under this Section 4(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty. Any redemption upon an Event of Default shall not constitute an election of remedies by the Holder, and all other rights and remedies of the Holder shall be preserved. Any exercise of a redemption right under this Section 4(b) is subject to Section 4(d), and any payment is subject to Section 17 and the Subordination Agreement.

(c)	Mandatory Redemption upon Bankruptcy Event of Default. Notwithstanding anything to the contrary herein, and notwithstanding any conversion that is then required or in process, upon any Bankruptcy Event of Default, whether occurring prior to or following the Maturity Date, the Company shall immediately pay to the Holder an amount in cash representing (i) all outstanding Principal, accrued and unpaid Interest and accrued and unpaid Late Charges on such Principal and Interest, multiplied by (ii) the Redemption Premium, in addition to any and all other amounts due hereunder, without the requirement for any notice or demand or other action by the Holder or any other person or entity, provided that the Holder may, in its sole discretion, waive such right to receive payment upon a Bankruptcy Event of Default, in whole or in part, and any such waiver shall not affect any other rights of the Holder hereunder, including any other rights in respect of such Bankruptcy Event of Default, any right to conversion, and any right to payment of the Event of Default Redemption Price or any other Redemption Price, as applicable. Any payment or enforcement under this Section 4(c) is subject to Sections 4(d) and Section17 and the Subordination Agreement.

(d)	Required Holder; Control of Remedies; Action Limitations. Notwithstanding anything herein or in any other Transaction Document to the contrary, for so long as any Senior Note remains outstanding, neither the Holder nor the Required Holder shall take any affirmative action with respect to this Note, including any election, consent, waiver, amendment, request for redemption, acceleration, declaration or enforcement of an Event of Default, commencement of any suit, action or proceeding, or exercise of any other remedy, unless the Senior Required Holder has taken a substantially similar action with respect to the Senior Notes, and then only to substantially the same extent and subject in all respects to the Subordination Agreement (the “Action Limitations”). Any action taken in violation of this Section 4(d) shall be null and void ab initio. Notwithstanding the foregoing, the Action Limitations shall not apply to any election, consent, waiver, amendment or other action taken by the Holder or the Required Holder at the written request, or with the prior written consent, of the Senior Required Holder, or to the execution and delivery of any instrument pursuant to Section 12(b) of the Subordination Agreement. Notwithstanding the foregoing, the Holder may convert this note in accordance with Section 3 independently and without the consent of the Senior Required Holder. The Senior Required Holder may waive any Event of Default under the Senior Notes without creating any independent right of the Holder to enforce this Note. The Required Holder may waive an Event of Default and rescind and annul an acceleration with respect to the Notes only in accordance with this Section 4(d) and the Subordination Agreement, and no such waiver or rescission shall extend to any subsequent or other Event of Default or impair any right consequent thereon.

5.	RIGHTS UPON FUNDAMENTAL TRANSACTION.

(a)	Assumption. The Company shall not enter into or be party to a Fundamental Transaction (as defined below) unless (i) the Successor Entity (as defined below) assumes in writing all of the obligations of the Company under this Note, the Other Notes and the other Transaction Documents in accordance with the provisions of this Section 5(a) pursuant to written agreements in form and substance reasonably satisfactory to the Required Holder and approved by the Required Holder prior to such Fundamental Transaction, including agreements to deliver to each holder of Notes in exchange for such Notes a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Notes, including, without limitation, having a principal amount and interest rate equal to the principal amounts then outstanding and the interest rates of the Notes held by such holder, having similar conversion rights as the Notes and having the same unsecured status and substantially the same ranking and subordination as the Notes, and satisfactory to the Holder and (ii) solely in the case of a Fundamental Transaction that constitutes a Change of Control, the Successor Entity (including its Parent Entity) is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of a Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon conversion or redemption of this Note at any time after the consummation of such Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 6 and 18, which shall continue to be receivable thereafter)) issuable upon the conversion or redemption of the Notes prior to such Fundamental Transaction, such shares of the publicly traded common stock (or their equivalent) of the Successor Entity (including its Parent Entity) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had this Note been converted immediately prior to such Fundamental Transaction (without regard to any limitations on the conversion of this Note), as adjusted in accordance with the provisions of this Note. Notwithstanding the foregoing, the Required Holder may elect, at its sole option, by delivery of written notice to the Company to waive this Section 5(a) to permit the Fundamental Transaction without the assumption of this Note, provided, that no such waiver shall constitute a waiver of any Event of Default arising from such Fundamental Transaction or of the Holder’s right to require redemption of this Note in connection therewith, in each case unless expressly stated in such written notice. The provisions of this Section 5 shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion of this Note. For the avoidance of doubt, nothing in this Section 5(a) shall be deemed implied consent to any Fundamental Transaction otherwise prohibited by the terms of this Note or the other Transaction Documents or that would constitute an Event of Default hereunder.

(b)	Notice of a Change of Control; Redemption Right. Not later than ten (10) Trading Days prior to the consummation of a Change of Control, the Company shall deliver written notice thereof via electronic mail and overnight courier to the Holder (a “Change of Control Notice”). At any time on or prior to the twentieth (20th) Trading Day after the later of (A) the consummation of such Change of Control and (B) the Holder’s receipt of the Change of Control Notice, the Holder may require the Company to redeem all or any portion of this Note by delivering written notice thereof (a “Change of Control Redemption Notice”) to the Company, specifying the Conversion Amount the Holder is electing to redeem. The portion of this Note so submitted shall be redeemed by the Company in cash at a price equal to the greater of (i) the product of the Change of Control Redemption Premium multiplied by the Conversion Amount being redeemed and (ii) the aggregate consideration the Holder would have been entitled to receive in such Change of Control in respect of the shares of Common Stock issuable upon conversion in full of such Conversion Amount (without regard to any limitations on conversion set forth herein) at the Conversion Price then in effect (with any non-cash consideration valued at its fair market value as of the Change of Control Date) (the “Change of Control Redemption Price”). Redemptions required by this Section 5(b) shall be made in accordance with the provisions of Section 14 and shall have priority to payments to stockholders in connection with such Change of Control. Notwithstanding anything to the contrary herein, but subject to Section 3(d), until the Change of Control Redemption Price (together with any Late Charges thereon) is paid in full, the Conversion Amount submitted for redemption under this Section 5(b) may be converted, in whole or in part, by the Holder into shares of Common Stock pursuant to Section 3. Any exercise of the redemption right under this Section 5(b) is subject to Section 4(d), and any payment is subject to Section 17 and the Subordination Agreement.

6.	RIGHTS UPON OTHER CORPORATE EVENTS.

(a)	[Intentionally Omitted].

(b)	Other Corporate Events. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to ensure that the Holder will thereafter have the right to receive upon a conversion of this Note, at the Holder’s option (i) in addition to the shares of Common Stock receivable upon such conversion, such securities or other assets to which the Holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by the Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of this Note) or (ii) in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of shares of Common Stock in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Note initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion rate for such consideration commensurate with the Conversion Rate. Provision made pursuant to the preceding sentence shall be in a form and substance satisfactory to the Holder. The provisions of this Section 6 shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of this Note.

7.	INTENTIONALLY OMITTED.

8.	ADJUSTMENTS UPON ISSUANCE OF OTHER SECURITIES.

(a)	Adjustment of Conversion Price upon Issuance of Common Stock. If and whenever on or after the Issuance Date the Company sells or grants any option to purchase or sells or grants any right to reprice, enters into any agreement to sell, grant, issue or otherwise dispose of, or otherwise disposes of or issues (or announces any of the foregoing), any shares of Common Stock, Options or Convertible Securities entitling any Person to acquire shares of Common Stock at an effective price per share that is lower than the then Conversion Price, or the conversion, exercise or exchange price of, or the consideration payable upon conversion, exercise or exchange of, any outstanding Options or Convertible Securities is reduced, reset or repriced (whether pursuant to the terms thereof, by amendment, waiver or otherwise, and whether or not such Options or Convertible Securities were granted, issued or sold prior to, on or after the Issuance Date or constituted Excluded Securities when granted, issued or sold) (or the Company enters into any agreement to effect any such reduction, reset or repricing) such that shares of Common Stock may thereafter be acquired thereunder at an effective price per share that is lower than the then Conversion Price (such issuances, reductions, resets and repricings, and agreements with respect thereto, collectively, a “Dilutive Issuance”) (if the holder of the Common Stock, Options or Convertible Securities so issued (or agreed to be issued) shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is lower than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price on such date of the Dilutive Issuance), then the Conversion Price shall be reduced to equal the Base Conversion Price (subject to adjustment for reverse and forward stock splits, recapitalizations and similar transactions following the date of the Securities Purchase Agreement).

For purposes of this Section 8(a), “Dilutive Issuance Date” means, with respect to any Dilutive Issuance, the earliest of (i) the date on which the Company enters into any agreement (whether or not subject to conditions) to sell, grant, issue or otherwise dispose of the applicable shares of Common Stock, Options or Convertible Securities, or to effect the applicable reduction, reset or repricing, (ii) the date on which the Company sells, grants or otherwise disposes of or issues the applicable shares of Common Stock, Options or Convertible Securities or on which the applicable reduction, reset or repricing becomes effective and (iii) the date on which the Company announces any such sale, grant, disposition or issuance, reduction, reset or repricing (or any agreement with respect thereto); provided that, if such earliest date is not a Trading Day, the Dilutive Issuance Date shall be the immediately following Trading Day. If the terms of any such agreement are subsequently amended or modified, the date of such amendment or modification (or, if such date is not a Trading Day, the immediately following Trading Day) shall constitute a new Dilutive Issuance Date with respect to such Dilutive Issuance, and the Conversion Price shall be further adjusted, if applicable, based on the amended terms. For purposes of this Section 8(a), “Base Conversion Price” means, with respect to any Dilutive Issuance, the lower of (x) the effective price per share at which such Common Stock, Options or Convertible Securities were or are to be issued, granted, sold or otherwise disposed of (including pursuant to any agreement described in clause (i) of the definition of Dilutive Issuance Date) or, in the case of any reduction, reset or repricing, the effective price per share at which shares of Common Stock may be acquired thereunder after giving effect thereto and (y) the lowest VWAP of the Common Stock during the five (5) consecutive Trading Day period commencing on, and including, the Dilutive Issuance Date. The Conversion Price shall be reduced to the price determined under clause (x) effective as of the Dilutive Issuance Date, and shall be further reduced to the price determined under clause (y) if lower, effective upon determination thereof. Notwithstanding the foregoing, if the applicable Dilutive Issuance consists solely of the sale or issuance (or agreement to sale or issue) of shares of Common Stock and no Options or Convertible Securities are issued, granted, sold or otherwise disposed of in connection with, or as part of the same transaction or series of related transactions as, such Dilutive Issuance, then the Base Conversion Price with respect to such Dilutive Issuance shall be the price determined under clause (x) above only, and clause (y) above shall not apply to such Dilutive Issuance.

Notwithstanding the foregoing, no adjustment will be made under this Section 8(a) in respect of Excluded Securities, and no adjustment pursuant to this Section 8(a) shall be made if such adjustment would result in an increase of the Conversion Price then in effect. If the Company enters into a Variable Rate Transaction (as defined in the Securities Purchase Agreement), despite the prohibition set forth in the Securities Purchase Agreement, the Company shall be deemed to have granted, issued or sold Common Stock, Options or Convertible Securities at the lowest possible conversion, exercise or exchange price at which such securities may be converted, exercised or exchanged, and the Base Conversion Price with respect thereto shall be the lower of such deemed price and the price determined under clause (y) of the definition of Base Conversion Price. Notwithstanding the foregoing, the entry into or announcement of a Permitted ATM (as defined in the Securities Purchase Agreement) shall not itself be a Dilutive Issuance, but each sale of shares of Common Stock thereunder shall be tested as a separate Dilutive Issuance as of its Trading Day.

The Company shall notify the Holder in writing, no later than each Dilutive Issuance Date, indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms, and shall deliver a further written notice to the Holder no later than the Trading Day following the last day of the five (5) Trading Day period referred to in the definition of Base Conversion Price setting forth the Base Conversion Price as finally determined (each such notice, a “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 8(a), upon the occurrence of any Dilutive Issuance, the Holder is entitled to receive a number of Conversion Shares based upon the Base Conversion Price on or after the applicable Dilutive Issuance Date, regardless of whether the Holder accurately refers to the Base Conversion Price in the Conversion Notice.

(b)	Record Date. If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issuance or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase (as the case may be).

(c)	Intentionally Omitted.

(d)	Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. If the Company, at any time while this Note is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock, Options or Convertible Securities (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon conversion of, or payment of interest on, the Notes), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(e)	Calculations. All calculations under this Section 8 shall be made by rounding to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(f)	Voluntary Adjustment by Company. The Company may at any time during the term of this Note, with the prior written consent of the Required Holder, reduce the then current Conversion Price of each of the Notes to any amount and for any period of time deemed appropriate by the board of directors of the Company.

9.	AMORTIZATION TRIGGER

(a)	Amortization Trigger. If, during any period of ninety (90) consecutive Trading Days, (i) the VWAP of the Common Stock is less than $3.00 (as adjusted for share splits, share dividends, share combinations, recapitalizations and similar events) on sixty-one (61) or more Trading Days during such period and (ii) the daily aggregate dollar trading volume of the Common Stock is less than $3,500,000 on sixty-one (61) or more Trading Days during such period (the first date on which both of the foregoing conditions are satisfied, the “Trigger Date”), then the Company shall repay the Amortization Amount (as defined in Section 9(b)) in six (6) monthly installments in cash in accordance with this Section 9. The Company shall deliver written notice to the Holder of the occurrence of a Trigger Date no later than one (1) Business Day following the Trigger Date; provided, that the failure of the Company to deliver any such notice shall not limit or otherwise affect the Holder’s rights or the Company’s obligations under this Section 9.

(b)	Installments. The “Amortization Amount” means the Conversion Amount outstanding under this Note as of the Trigger Date. Each installment (each, an “Installment Amount”) shall be an amount equal to one-sixth (1/6th) of the Amortization Amount. The first Installment Amount shall be due and payable in cash on the thirtieth (30th) calendar day following the Trigger Date (the “First Installment Date”), and each remaining Installment Amount shall be due and payable in cash on each successive monthly anniversary of the First Installment Date until the Amortization Amount has been paid in full (each such date, an “Installment Date”). Any Conversion Amount converted, redeemed or otherwise satisfied following the Trigger Date shall be applied to reduce the remaining Installment Amounts in such order as the Holder shall designate in the applicable Conversion Notice or Redemption Notice or, absent such designation, in the inverse order of their scheduled Installment Dates. Nothing in this Section 9 shall limit the right of the Holder to convert this Note pursuant to Section 3 or to exercise any other right or remedy under this Note or any other Transaction Document, and the failure of the Company to pay any Installment Amount when and as due shall constitute an Event of Default under Section 4(a)(vi). Notwithstanding anything to the contrary herein, the Installment Amount payable on the final Installment Date shall be increased by an amount equal to the entire Conversion Amount then outstanding under this Note (including any PIK Interest Amount added to Principal following the Trigger Date and any accrued and unpaid Interest and Late Charges) to the extent not otherwise included in the Installment Amounts previously paid, such that the entire Conversion Amount outstanding under this Note shall have been paid in full on the final Installment Date. For the avoidance of doubt, this Section 9 establishes a schedule for the repayment of the Amortization Amount and shall not limit, defer or otherwise affect the Company’s obligation to pay any other amount payable under this Note as and when due in accordance with its terms.

(c)	Source of Funds. The Company may fund the payment of any Installment Amount from the proceeds of an equity line of credit or any other financing, in each case to the extent permitted under the Transaction Documents, the Senior Transaction Documents and the Subordination Agreement. For the avoidance of doubt, no Holder shall have any right to direct the Collateral Agent to release or apply any Collateral or funds held in any account securing the Senior Obligations to pay an Installment Amount under this Note.

(d)	Deferred Installment Amount. Notwithstanding any provision of this Section 9 to the contrary, the Holder may, at its option and in its sole discretion, deliver a written notice to the Company no later than the Trading Day immediately prior to the applicable Installment Date electing to have the payment of all or any portion of an Installment Amount payable on such Installment Date deferred (such amount deferred, the “Deferral Amount”, and such deferral, each a “Deferral”) until any subsequent date selected by the Holder in its sole discretion, so long as such date is (i) not earlier than thirty (30) calendar days after the Installment Date on which such Deferral Amount would otherwise have been payable and (ii) not later than the Maturity Date. Each date so selected shall be deemed to be an Installment Date for all purposes of this Note, the Deferral Amount shall be added to, and become part of, the Installment Amount payable on such date, and such Deferral Amount shall continue to accrue Interest hereunder. For the avoidance of doubt, the final Installment Date for purposes of Section 9(b) shall be the latest Installment Date as extended by any Deferral. Any notice delivered by the Holder pursuant to this Section 9(d) shall set forth (i) the Deferral Amount and (ii) the date on which such Deferral Amount shall be payable. No Deferral shall constitute a waiver of, or otherwise limit, any right or remedy of the Holder.

(e)	For the avoidance of doubt, any payments by the Company and any election by the Holder under this Section 9 is subject to the Subordination Agreement and Section 4(d).

10.	HOLDER REDEMPTION OPTION. Upon the Company’s election (pursuant to an applicable Election Notice) of clause (c) or clause (y)(2) of Section 3(e) (each, a “Redemption Election”), the Holder shall have the right, in its sole discretion, to require that the Company redeem all or a portion of this Note by delivering written notice to the Company (a “Holder Redemption Notice”) no later than ninety (90) Trading Days after the later of (x) the Holder’s receipt of the applicable Election Notice setting forth such Redemption Election and (y) the applicable Reset Date or Recalculation Date, as applicable. Each Holder Redemption Notice shall indicate the Conversion Amount of this Note that the Holder is electing to have redeemed (the “Holder Redemption Amount”) and the date on which the redemption shall occur (the “Holder Redemption Date”), which shall be no sooner than the second (2nd) Business Day after the date of the applicable Holder Redemption Notice. The Conversion Amount (or portion thereof) subject to redemption pursuant to this Section 10 shall be redeemed by the Company on the Holder Redemption Date in cash at a price equal to 100% of such Conversion Amount (or portion thereof) being so redeemed (the “Holder Redemption Price”). Notwithstanding anything herein to the contrary, until the Holder Redemption Amount (inclusive of any Late Charges) is paid in full, the Conversion Amount submitted for redemption pursuant to this Section 10 may be converted, in whole or in part, by the Holder into shares of Common Stock pursuant to Section 3. Redemptions required by this Section 10 shall be made in accordance with Section 14. Any exercise of the redemption right under this Section 10 is subject to Section 4(d), and all payments are subject to Section 17 and the Subordination Agreement.

11.	REDEMPTIONS AT THE COMPANY’S ELECTION.

(a)	Company Optional Redemption. At any time after the Issuance Date, the Company shall have the right to redeem all, but not less than all, of the Conversion Amount then remaining under this Note (the “Company Optional Redemption Amount”) on the Company Optional Redemption Date (each as defined below) (a “Company Optional Redemption”). Notwithstanding anything herein to the contrary, the Company shall not deliver a Company Optional Redemption Notice, and any Company Optional Redemption Notice delivered in violation of this sentence shall be null and void ab initio, at any time a Redemption Blocking Condition (as defined below) exists. If a Redemption Blocking Condition occurs or arises at any time during the Company Optional Redemption Period and prior to the payment in full of the Company Optional Redemption Price, the applicable Company Optional Redemption Notice shall automatically be deemed withdrawn and shall be null and void, unless the Required Holder elects, in writing, to require the Company Optional Redemption to proceed. The Company’s delivery of a Company Optional Redemption Notice shall constitute a representation and warranty by, and a deemed certification of, the Company that no Redemption Blocking Condition exists as of the Company Optional Redemption Notice Date and, unless the Company notifies the Holder in writing to the contrary, such representation, warranty and certification shall be deemed remade on each day thereafter through and including the Company Optional Redemption Date. “Redemption Blocking Condition” means that (i) an Event of Default, or an event that with the giving of notice, the expiration or lapse of any applicable cure, grace or dismissal period, or any combination thereof, would constitute an Event of Default, has occurred and is continuing or (ii) the Company, any Subsidiary or any of their respective directors or executive officers is in possession of material, non-public information regarding the Company or any of its Subsidiaries that, if publicly disclosed, would reasonably be expected to have a positive effect on the market price of the Common Stock. The portion of this Note subject to redemption pursuant to this Section 11(a) shall be redeemed by the Company in cash at a price (the “Company Optional Redemption Price”) equal to the product of (x) the Conversion Amount being redeemed as of the Company Optional Redemption Date and (y) the applicable Company Optional Redemption Premium. The Company may exercise its right to require redemption under this Section 11(a) by delivering a written notice thereof by electronic mail and overnight courier to all, but not less than all, of the holders of Notes (the “Company Optional Redemption Notice” and the date all of the holders of Notes received such notice is referred to as the “Company Optional Redemption Notice Date” and the period of time from (and including) the Company Optional Redemption Notice Date to (and including) the Company Optional Redemption Date, the “Company Optional Redemption Period”). Once delivered, a Company Optional Redemption Notice shall be irrevocable, subject to the automatic withdrawal provisions of this Section 11(a). The Company Optional Redemption Notice shall (x) state the date on which the Company Optional Redemption shall occur (the “Company Optional Redemption Date”) which date shall be thirty (30) Trading Days following the Company Optional Redemption Notice Date, (y) indicate that the Equity Conditions have been satisfied and (z) state the aggregate Conversion Amount of the Notes which is being redeemed in such Company Optional Redemption from the Holder and all of the other holders of the Notes pursuant to this Section 11(a) (and analogous provisions under the Other Notes) on the Company Optional Redemption Date. Notwithstanding anything herein to the contrary, at any time prior to the date the Company Optional Redemption Price is paid in full, the Company Optional Redemption Amount may be converted, in whole or in part, by the Holder into shares of Common Stock pursuant to Section 3. All Conversion Amounts converted by the Holder after the Company Optional Redemption Notice Date shall reduce the Company Optional Redemption Amount of this Note required to be redeemed on the Company Optional Redemption Date. Notwithstanding anything herein to the contrary, if (i) there is an Equity Conditions Failure on the Company Optional Redemption Notice Date or (ii) no Equity Conditions Failure has occurred as of the Company Optional Redemption Notice Date but an Equity Conditions Failure occurs prior to the payment in full of the Company Optional Redemption Price, (A) the Company shall provide the Holder with notice to that effect and (B) the Company Optional Redemption Price shall be the greater of (1) the Company Optional Redemption Price otherwise payable pursuant to this Section 11(a) and (2) the product of (I) the Conversion Rate with respect to the Company Optional Redemption Amount being redeemed as of the Company Optional Redemption Date multiplied by (II) the higher of (x) the average of the daily VWAPs for each Trading Day during the Company Optional Redemption Period on which the daily VWAP exceeded 130% (or, after the second anniversary of the Issuance Date, 120%) of the Conversion Price then in effect and (y) the VWAP on the Trading Day immediately preceding the Company Optional Redemption Date. Redemptions made pursuant to this Section 11(a) shall be made in accordance with Section 14. In the event of the Company’s redemption of any portion of this Note under this Section 11(a), the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any Company Optional Redemption Premium due under this Section 11(a) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty.

(b)	Pro Rata Redemption Requirement. If the Company elects to cause a Company Optional Redemption of this Note pursuant to Section 11(a), then it must simultaneously take the same action with respect to all the Other Notes and shall provide each holder of the Notes with such applicable Company Optional Redemption Notice.

12.	NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note. Without limiting the generality of the foregoing or any other provision of this Note or the other Transaction Documents, the Company (a) shall not increase the par value of any shares of Common Stock receivable upon conversion of this Note above the Conversion Price then in effect, and (b) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the conversion of this Note.

13.	RESERVATION OF AUTHORIZED SHARES.

(a)	Reservation. So long as any Notes remain outstanding, the Company shall at all times reserve at least 200% of the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all of the Notes then outstanding (without regard to any limitations on conversions and assuming such Notes remain outstanding until the Maturity Date) at the Conversion Price then in effect (the “Required Reserve Amount”). The Required Reserve Amount (including, without limitation, each increase in the number of shares so reserved) shall be allocated pro rata among the holders of the Notes based on the original principal amount of the Notes held by each holder on the Issuance Date or increase in the number of reserved shares, as the case may be (the “Authorized Share Allocation”). In the event that a holder shall sell or otherwise transfer any of such holder’s Notes, each transferee shall be allocated a pro rata portion of such holder’s Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Notes shall be allocated to the remaining holders of Notes, pro rata based on the principal amount of the Notes then held by such holders.

(b)	Insufficient Authorized Shares. If, notwithstanding Section 13(a), and not in limitation thereof, at any time while any of the Notes remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Notes at least a number of shares of Common Stock equal to the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall promptly take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Notes then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than ninety (90) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal. In the event that the Company is prohibited from issuing shares of Common Stock pursuant to the terms of this Note due to the failure by the Company to have sufficient shares of Common Stock available out of the authorized but unissued shares of Common Stock (such unavailable number of shares of Common Stock, the “Authorized Failure Shares”), in lieu of delivering such Authorized Failure Shares to the Holder, the Company shall pay cash in exchange for the redemption of such portion of the Conversion Amount convertible into such Authorized Failure Shares at a price equal to the sum of (i) the product of (x) such number of Authorized Failure Shares and (y) the greatest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date the Holder delivers the applicable Conversion Notice with respect to such Authorized Failure Shares to the Company and ending on the date of such issuance and payment under this Section 13; and (ii) to the extent the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of Authorized Failure Shares, any brokerage commissions and other out-of-pocket expenses, if any, of the Holder incurred in connection therewith. Nothing contained in Section 13(a) or this Section 13(b) shall limit any obligations of the Company under any provision of the Securities Purchase Agreement.

14.	REDEMPTIONS.

(a)	Mechanics. The Company shall deliver the applicable Event of Default Redemption Price to the Holder in cash within five (5) Business Days after the Company’s receipt of the Required Holder’s Event of Default Redemption Notice. The Company shall deliver the applicable Holder Redemption Amount to the Holder in cash on the applicable Holder Redemption Date. The Company shall deliver the applicable Company Optional Redemption Price to the Holder in cash on the applicable Company Optional Redemption Date. The Company shall deliver the applicable Installment Amount in cash on the applicable Installment Date. The Company shall deliver the applicable Change of Control Redemption Price to the Holder in cash on the later of (x) the fifth (5th) Business Day after the Company’s receipt of the Holder’s Change of Control Redemption Notice and (y) the Change of Control Date. Notwithstanding anything herein to the contrary, in connection with any redemption hereunder at a time the Holder is entitled to receive a cash payment under any of the other Transaction Documents, at the option of the Holder delivered in writing to the Company, the applicable Redemption Price hereunder shall be increased by the amount of such cash payment owed to the Holder under such other Transaction Document and, upon payment in full or conversion in accordance herewith, shall satisfy the Company’s payment obligation under such other Transaction Document. In the event of a redemption of less than all of the Conversion Amount of this Note, the Company shall promptly cause to be issued and delivered to the Holder a new Note (in accordance with Section 22(d)) representing the Conversion Amount which has not been redeemed. In the event that the Company does not pay the applicable Redemption Price to the Holder within the time period required, at any time thereafter and until the Company pays such unpaid Redemption Price in full, the Holder shall have the option, in lieu of redemption, to require the Company to promptly return to the Holder all or any portion of this Note representing the Conversion Amount that was submitted for redemption and for which the applicable Redemption Price (together with any Late Charges thereon) has not been paid. Upon the Company’s receipt of such notice, (x) the applicable Redemption Notice shall be null and void with respect to such Conversion Amount, and (y) the Company shall immediately return this Note, or issue a new Note (in accordance with Section 22(d)), to the Holder. The Holder’s delivery of a notice voiding a Redemption Notice and exercise of its rights following such notice shall not affect the Company’s obligations to make any payments of Late Charges which have accrued prior to the date of such notice with respect to the Conversion Amount subject to such notice. For the avoidance of doubt, nothing herein shall limit the Holder’s rights and remedies under this Note, the other Transaction Documents, at law or in equity in the event that the Company fails to timely pay any Redemption Price in accordance with the terms hereof. All redemptions and other payments under this Section 14, including Installment Amounts, are subject to Section 17 and the Subordination Agreement, and all elections and remedies of the Holder are subject to Section 4(d).

(b)	Redemption by Other Holders. Upon the Company’s receipt of notice from any of the holders of the Other Notes for redemption or repayment as a result of an event or occurrence substantially similar to the events or occurrences described in Section 4(b) or Section 5(b) or Section 10 or Section 13(b) (each, an “Other Redemption Notice”), the Company shall immediately, but no later than one (1) Business Day of its receipt thereof, forward to the Holder by facsimile or electronic mail a copy of such notice. If the Company receives a Redemption Notice and one or more Other Redemption Notices, during the seven (7) Business Day period beginning on and including the date which is two (2) Business Days prior to the Company’s receipt of the Holder’s applicable Redemption Notice and ending on and including the date which is two (2) Business Days after the Company’s receipt of the Holder’s applicable Redemption Notice and the Company is unable to redeem all principal, interest and other amounts designated in such Redemption Notice and such Other Redemption Notices received during such seven (7) Business Day period, then the Company shall redeem a pro rata amount from each holder of the Notes (including the Holder) based on the principal amount of the Notes submitted for redemption pursuant to such Redemption Notice and such Other Redemption Notices received by the Company during such seven (7) Business Day period.

(c)	[Intentionally Omitted].

15.	VOTING RIGHTS. The Holder shall have no voting rights as the holder of this Note, except as required by law (including, without limitation, the Delaware General Corporation Law) and as expressly provided in this Note.

16.	COVENANTS. The Company shall comply in all respects with the covenants set forth in Section 16 of the Senior Public Notes (as in effect on the Issuance Date and as amended from time to time in accordance with the Senior Transaction Documents). Notwithstanding the foregoing, (i) no consent, approval or waiver of the Holder or the Required Holder shall be required under this Section 16 with respect to any action permitted under, or consented to or waived by the Senior Required Holder under, the Senior Public Notes, and any such consent or waiver by the Senior Required Holder shall be equally effective for purposes of this Section 16, (ii) nothing in this Section 16 shall grant the Holder any Lien, security interest or other right in or with respect to any Collateral, or otherwise alter the unsecured and subordinated status of this Note, and (iii) any rights or remedies arising from any breach of this Section 16 shall be subject in all respects to Section 4(d) and the Subordination Agreement.

17.	SUBORDINATION; UNSECURED STATUS. This Note is an unsecured obligation of the Company, and no Holder is granted any Lien or security interest in any asset of the Company, the Private Company or any Subsidiary to secure this Note. This Note and all obligations hereunder are expressly subordinated in right of payment, enforcement and otherwise to the Senior Notes and all Senior Obligations pursuant to the Subordination Agreement. In the event of any conflict between this Note and the Subordination Agreement, the Subordination Agreement shall control. Notwithstanding any other provision of this Note, no cash payment, redemption, repurchase, acceleration, distribution, application of proceeds or enforcement action may be made or taken to the extent prohibited by the Subordination Agreement. The Action Limitations in Section 4(d) apply to all provisions of this Note, provided that the Holder may convert this Note in accordance with Section 3 independently and without the consent of the Senior Required Holder. References herein to Collateral, the Collateral Agent or security documents relate solely to the Senior Obligations and shall not grant any security, guaranty or collateral-enforcement right to the Holder.

18.	DISTRIBUTION OF ASSETS. In addition to any adjustments pursuant to Sections 8, if the Company shall declare or make any dividend or other distributions of its assets (or rights to acquire its assets) to any or all holders of shares of Common Stock, by way of return of capital or otherwise (including without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (the “Distributions”), then the Holder will be entitled to such Distributions as if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without taking into account any limitations or restrictions on the convertibility of this Note and assuming for such purpose that the Note was converted at the Conversion Price as of the applicable record date) immediately prior to the date on which a record is taken for such Distribution or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for such Distributions (provided, however, that to the extent that the Holder’s right to participate in any such Distribution would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution to the extent of the Maximum Percentage (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Distribution (and beneficial ownership) to the extent of any such excess) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time or times, if ever, as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such Distribution (and any Distributions declared or made on such initial Distribution or on any subsequent Distribution held similarly in abeyance) to the same extent as if there had been no such limitation).

19.	INTENTIONALLY OMITTED.

20.	AMENDING THE TERMS OF THIS NOTE. Any change, waiver or amendment to this Note or any Other Note shall require the written consent of the Company and the Required Holder and shall be binding upon the Holder, each holder of Other Notes and their respective transferees and assigns; provided that no such change, waiver or amendment shall, without the prior written consent of the affected Holder, (i) impose any additional obligation or liability on such Holder or (ii) apply to such Holder in a manner disproportionately adverse relative to its application to the other holders of Notes. Any action by the Holder or the Required Holder under this Section 20 shall be subject to Section 4(d). Notwithstanding the foregoing, this Note and each Other Note shall be deemed amended, waived or otherwise modified, without any action or consent of the Holder or the Required Holder, to the extent provided in Section 12(b) of the Subordination Agreement, and the Holder shall execute and deliver any instrument required pursuant to Section 12(b) of the Subordination Agreement. No amendment, waiver or modification of Section 4(d), Section 17, Section 29 or this Section 20, or any other provision relating to subordination, unsecured status, priority or payment of the Senior Obligations or limitations on the Holder’s actions, shall be effective without the consent of the Senior Required Holder to the extent required by the Subordination Agreement.

21.	TRANSFER. This Note and, subject to applicable laws, any shares of Common Stock issued upon conversion of this Note may be offered, sold, assigned or transferred by the Holder without the consent of the Company.

22.	REISSUANCE OF THIS NOTE.

(a)	Transfer. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 22(d)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less than the entire outstanding Principal is being transferred, a new Note (in accordance with Section 22(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section 3(c) following conversion or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.

(b)	Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 22(d)) representing the outstanding Principal.

(c)	Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 22(d) and in principal amounts of at least $10,000) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d)	Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 22(a) or Section 22(c), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Interest and Late Charges on the Principal and Interest of this Note, from the Issuance Date.

23.	REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. No failure on the part of the Holder to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Holder of any right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. In addition, the exercise of any right or remedy of the Holder at law or equity or under this Note or any of the documents shall not be deemed to be an election of Holder’s rights or remedies under such documents or at law or equity. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note (including, without limitation, compliance with Section 8) except that the Company shall not be required to provide any materials covered by attorney-client privilege. All rights and remedies under this Section 23 are subject to Section 4(d) and Section 17 and the Subordination Agreement.

24.	PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. Subject to Section 4(d) and Section 17 and the Subordination Agreement, if (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees and disbursements. The Company expressly acknowledges and agrees that no amounts due under this Note shall be affected, or limited, by the fact that the purchase price paid for this Note was less than the Original Principal Amount hereof.

25.	CONSTRUCTION; HEADINGS. This Note shall be deemed to be jointly drafted by the Company and the initial Holder and shall not be construed against any such Person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Note instead of just the provision in which they are found. Unless expressly indicated otherwise, all section references are to sections of this Note. Terms used in this Note and not otherwise defined herein, but defined in the other Transaction Documents (as defined in the Securities Purchase Agreement), shall have the meanings ascribed to such terms on the Issuance Date in such other Transaction Documents unless otherwise consented to in writing by the Holder.

26.	FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party. Notwithstanding the foregoing, nothing contained in this Section 26 shall permit any waiver of any provision of Section 3(d).

27.	DISPUTE RESOLUTION.

(a)	Submission to Dispute Resolution.

(i)	In the case of a dispute relating to a Closing Bid Price, a Closing Sale Price, a Conversion Price, a VWAP or a fair market value or the arithmetic calculation of a Conversion Rate, or the applicable Redemption Price (as the case may be) (including, without limitation, a dispute relating to the determination of any of the foregoing), the Company or the Holder (as the case may be) shall submit the dispute to the other party via electronic mail (A) if by the Company, within two (2) Business Days after the occurrence of the circumstances giving rise to such dispute or (B) if by the Holder at any time after the Holder learned of the circumstances giving rise to such dispute. If the Holder and the Company are unable to promptly resolve such dispute relating to such Closing Bid Price, such Closing Sale Price, such Conversion Price, such VWAP or such fair market value, or the arithmetic calculation of such Conversion Rate or such applicable Redemption Price (as the case may be), at any time after the second (2nd) Business Day following such initial notice by the Company or the Holder (as the case may be) of such dispute to the Company or the Holder (as the case may be), then the Company may, at its sole option, select an independent, reputable investment bank satisfactory to the Holder to resolve such dispute.

(ii)	The Holder and the Company shall each deliver to such investment bank (A) a copy of the initial dispute submission so delivered in accordance with the first sentence of this Section 27 and (B) written documentation supporting its position with respect to such dispute, in each case, no later than 5:00 p.m. (New York time) by the fifth (5th) Business Day immediately following the date on which the Company selected such investment bank (the “Dispute Submission Deadline”) (the documents referred to in the immediately preceding clauses (A) and (B) are collectively referred to herein as the “Required Dispute Documentation”) (it being understood and agreed that if either the Holder or the Company fails to so deliver all of the Required Dispute Documentation by the Dispute Submission Deadline, then the party who fails to so submit all of the Required Dispute Documentation shall no longer be entitled to (and hereby waives its right to) deliver or submit any written documentation or other support to such investment bank with respect to such dispute and such investment bank shall resolve such dispute based solely on the Required Dispute Documentation that was delivered to such investment bank prior to the Dispute Submission Deadline). Unless otherwise agreed to in writing by both the Company and the Holder or otherwise requested by such investment bank, neither the Company nor the Holder shall be entitled to deliver or submit any written documentation or other support to such investment bank in connection with such dispute (other than the Required Dispute Documentation).

(iii)	The Company and the Holder shall cause such investment bank to determine the resolution of such dispute and notify the Company and the Holder of such resolution no later than ten (10) Business Days immediately following the Dispute Submission Deadline. The fees and expenses of such investment bank shall be borne solely by the Company, and such investment bank’s resolution of such dispute shall be final and binding upon all parties absent manifest error.

(b)	Miscellaneous. The Company expressly acknowledges and agrees that (i) this Section 27 constitutes an agreement to arbitrate between the Company and the Holder (and constitutes an arbitration agreement) under § 7501 et seq. of the New York Civil Practice Law and Rules (“CPLR”) and that the Holder is authorized to apply for an order to compel arbitration pursuant to CPLR § 7503(a) in order to compel compliance with this Section 27, (ii) the terms of this Note and each other applicable Transaction Document shall serve as the basis for the selected investment bank’s resolution of the applicable dispute, such investment bank shall be entitled (and is hereby expressly authorized) to make all findings, determinations and the like that such investment bank determines are required to be made by such investment bank in connection with its resolution of such dispute and in resolving such dispute such investment bank shall apply such findings, determinations and the like to the terms of this Note and any other applicable Transaction Documents, (iii) the Holder (and only the Holder), in its sole discretion, shall have the right to submit any dispute described in this Section 27 to any state or federal court sitting in The City of New York, Borough of Manhattan in lieu of utilizing the procedures set forth in this Section 27 and (iv) nothing in this Section 27 shall limit the Holder from obtaining any injunctive relief or other equitable remedies (including, without limitation, with respect to any matters described in this Section 27).

28.	NOTICES; CURRENCY; PAYMENTS.

(a)	Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement. The Company will give written notice to the Holder (i) promptly upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, or (B) with respect to any grants, issuances, or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of shares of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

(b)	Currency. All dollar amounts referred to in this Note are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Note shall be paid in U.S. Dollars. All amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Note, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation (it being understood and agreed that where an amount is calculated with reference to, or over, a period of time, the date of calculation shall be the final date of such period of time).

(c)	Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, unless otherwise expressly set forth herein, such payment shall be made in U.S. Dollars by a certified check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing (which address, in the case of the Holder, shall initially be as set forth on the Schedule of Buyers attached to the Securities Purchase Agreement), provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder’s wire transfer instructions. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day. Any amount of Principal, Interest or other amounts due under the Transaction Documents which is not paid when due shall result in a late charge being incurred and payable by the Company in an amount equal to interest on such amount at the rate of twelve percent (12%) per annum from the date such amount was due until the same is paid in full (“Late Charge”). All cash payments under this Section 28(c) are subject to Section 17 and the Subordination Agreement.

29.	CANCELLATION. After all Principal, accrued Interest, Late Charges and other amounts at any time owed on this Note have been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

30.	WAIVER OF NOTICE. To the extent permitted by law, the Company hereby irrevocably waives demand, notice, presentment, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Securities Purchase Agreement.

31.	GOVERNING LAW. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Except as otherwise required by Section 27 above, the Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein (i) shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, or to enforce a judgment or other court ruling in favor of the Holder or (ii) shall limit, or shall be deemed or construed to limit, any provision of Section 27. EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

32.	INTENTIONALLY OMITTED.

33.	SEVERABILITY. If any provision of this Note is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Note.

34.	MAXIMUM PAYMENTS. Without limiting Section 9(d) of the Securities Purchase Agreement, nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Holder and thus refunded to the Company.

35.	CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:

(a)	“1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

(b)	“1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

(c)	“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that “control” of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

(d)	“Anchor Purchase Agreement” means that certain Securities Purchase Agreement, dated as of September 17, 2026, by and among the Private Company, Silicon Valley Acquisition Corp. and the investors party thereto, as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms.

(e)	“Approved Stock Plan” means any employee benefit plan which has been approved by the board of directors of the Company prior to or subsequent to the Subscription Date pursuant to which shares of Common Stock, Options, restricted stock purchase agreements, restricted stock units or any other similar equity awards may be issued to any employee, consultant, officer, director, manager or service provider for services provided to the Company or any Subsidiary in their capacity as such.

(f)	“Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Subscription Date, directly or indirectly managed or advised by the Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Company’s Common Stock would or could be aggregated with the Holder’s and the other Attribution Parties for purposes of Section 13(d) of the 1934 Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.

(g)	“Bloomberg” means Bloomberg, L.P.

(h)	“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York generally are open for use by customers on such day.

(i)	“Cash” of the Company and its Subsidiaries on any date shall be determined from such Persons’ books maintained in accordance with GAAP, and means, without duplication, cash, cash equivalents (excluding any cryptocurrencies or any other digital currencies), accrued by the Company and its wholly owned Subsidiaries on a consolidated basis on such date.

(j)	“Change of Control” means any Fundamental Transaction other than (i) any merger of the Company or any of its, direct or indirect, wholly-owned Subsidiaries with or into any of the foregoing Persons, (ii) any reorganization, recapitalization or reclassification of the shares of Common Stock in which holders of the Company’s voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, are, in all material respects, the holders of the voting power of the surviving entity (or entities with the authority or voting power to elect the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities) after such reorganization, recapitalization or reclassification, (iii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company or any of its Subsidiaries, or (iv) the liquidation, dissolution, or sale of all or substantially all of the assets of any Subsidiary. For the avoidance of doubt, a Change of Control shall include any merger, consolidation or other business combination of the Company with or into any Affiliate of the Company, or with or into any Person that is or becomes an Affiliate of the Company in connection with or as a result of such transaction, in each case unless such transaction is described in clause (i), (ii) or (iii) above.

(k)	“Change of Control Date” means the date on which a Change of Control is consummated.

(l)	“Change of Control Redemption Premium” means 120%.

(m)	“Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price (as the case may be) then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price (as the case may be) of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 27. All such determinations shall be appropriately adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions during such period.

(n)	“Collateral” has the meaning ascribed to such term in the Senior Security Agreement.

(o)	“Collateral Agent” means [●] together with its successors and assigns, in its capacity as collateral agent under the Senior Public Notes and the other Senior Transaction Documents.

(p)	“Common Stock” means (i) the Company’s shares of common stock, $0.00001 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(q)	“Company Optional Redemption Premium” means (i) during the period commencing on the Issuance Date and ending on the second (2nd) anniversary thereof, 130%, and (ii) after the second (2nd) anniversary of the Issuance Date, 120%.

(r)	“Conversion Shares” shall have the meaning ascribed to such term in the Securities Purchase Agreement.

(s)	“Convertible Securities” means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.

(t)	“Current Subsidiary” means any Person in which the Company on the Issuance Date, directly or indirectly, (i) owns any of the outstanding capital stock or holds any equity or similar interest of such Person or (ii) controls or operates all or any part of the business, operations or administration of such Person, and all of the foregoing, collectively, “Current Subsidiaries”.

(u)	“DTC” means the Depository Trust Company.

(v)	“Eligible Market” means The New York Stock Exchange, the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Select Market, the Nasdaq Global Market or the Principal Market.

(w)	“Equity Conditions” means, with respect to a given date of determination: (i) on each day during the Equity Conditions Measuring Period, (A) all Conversion Shares shall be eligible for sale by the Holder pursuant to Section 4(a)(1) of the 1933 Act without the need for registration under any applicable federal or state securities laws (in each case, disregarding any limitation on conversion of the Notes, or other issuance of securities with respect to the Notes), (B) one or more Registration Statements filed pursuant to the Registration Rights Agreement shall be effective and the prospectus contained therein shall be available on such applicable date of determination (with, for the avoidance of doubt, any shares of Common Stock previously sold pursuant to such prospectus deemed unavailable) for the resale of all shares of Common Stock to be issued in connection with the event requiring this determination (each, a “Required Minimum Securities Amount”), in each case, in accordance with the terms of the Registration Rights Agreement and there shall not have been during such period any Grace Periods (as defined in the Registration Rights Agreement) or (C) all Registrable Securities shall be eligible for sale pursuant to Rule 144 promulgated under the 1933 Act without the need for registration under any applicable federal or state securities laws (in each case, disregarding any limitation on conversion of the Notes, other issuance of securities with respect to the Notes) and no Current Public Information Failure (as defined in the Registration Rights Agreement) exists or is continuing; (ii) on each day during the Equity Conditions Measuring Period, the Common Stock is listed or designated for quotation (as applicable) on an Eligible Market and shall not have been suspended from trading on an Eligible Market nor shall delisting or suspension by an Eligible Market have been threatened or reasonably likely to occur or pending as evidenced by (A) a writing by such Eligible Market or (B) the Company falling below the minimum listing maintenance requirements of the Eligible Market on which the Common Stock is then listed or designated for quotation (as applicable); (iii) during the Equity Conditions Measuring Period, the Company shall have delivered all shares of Common Stock issuable upon conversion of this Note on a timely basis as set forth in Section 3 hereof and all other shares of capital stock required to be delivered by the Company on a timely basis as set forth in the other Transaction Documents; (iv) any shares of Common Stock to be issued in connection with the event requiring determination (or issuable upon conversion of the Conversion Amount being redeemed in the event requiring this determination) may be issued in full without violating Section 3(d) hereof; (v) any shares of Common Stock to be issued in connection with the event requiring determination (or issuable upon conversion of the Conversion Amount being redeemed in the event requiring this determination (without regard to any limitations on conversion set forth herein)) may be issued in full without violating the rules or regulations of the Eligible Market on which the Common Stock is then listed or designated for quotation (as applicable); (vi) on each day during the Equity Conditions Measuring Period, no public announcement of a pending, proposed or intended Fundamental Transaction shall have occurred which has not been abandoned, terminated or consummated; (vii) the Holder shall not be in (and no other holder of Notes shall be in) possession of any material, non-public information provided to any of them by the Company, any of its Subsidiaries or any of their respective Affiliates, employees, officers, representatives, agents or the like; (viii) on each day during the Equity Conditions Measuring Period, the Company otherwise shall have been in compliance with each, and shall not have breached any representation or warranty in any material respect (other than representations or warranties subject to material adverse effect or materiality, which may not be breached in any respect) or any covenant or other term or condition of any Transaction Document, including, without limitation, the Company shall not have failed to timely make any payment pursuant to any Transaction Document; (ix) on each Trading Day during the Equity Conditions Measuring Period, there shall not have occurred any Volume Failure or Price Failure as of such applicable date of determination; (x) on the applicable date of determination (A) no Authorized Share Failure shall exist or be continuing and a number of shares of Common Stock equal to the Required Reserve Amount are available under the certificate of incorporation of the Company and reserved by the Company to be issued pursuant to the Notes and (B) all shares of Common Stock to be issued in connection with the event requiring this determination (or issuable upon conversion of the Conversion Amount being redeemed in the event requiring this determination (without regard to any limitations on conversion set forth herein)) may be issued in full without resulting in an Authorized Share Failure; (xi) on each day during the Equity Conditions Measuring Period, there shall not have occurred an Event of Default or an event that with the passage of applicable cure periods as provided for in the Transaction Documents or giving of notice would constitute an Event of Default; (xii) no bona fide dispute shall exist and be continuing, by and between any holder of Notes, the Company, the Principal Market (or such applicable Eligible Market in which the Common Stock of the Company is then principally trading) and/or FINRA with respect to any term or provision of any Note or any other Transaction Document; and (xiii) the shares of Common Stock issuable pursuant to the event requiring the satisfaction of the Equity Conditions are duly authorized and listed and eligible for trading without restriction on an Eligible Market.

(x)	“Equity Conditions Failure” means that on any day during the applicable Equity Conditions Measuring Period, the Equity Conditions have not been satisfied (or waived in writing by the Required Holder).

(y)	“Equity Conditions Measuring Period” means, with respect to any date of determination, the period beginning on and including (x) with respect to any determination pursuant to Section 3(c)(ii), the first Trading Day of the applicable Threshold Period, and (y) with respect to any determination pursuant to Section 11(a), the Company Optional Redemption Notice Date, and, in each case, ending on and including such date of determination.

(z)	“Excluded Securities” has the meaning given such term in the Securities Purchase Agreement.

(aa)	“FAST” means DTC Fast Automated Securities Transfer Program.

(bb)	“Floor Price” means $5.00 per share, as such amount may be reduced by the Company at any time in its sole discretion or as otherwise required pursuant to the terms of this Note. The Floor Price then in effect shall be adjusted for share splits, share dividends, share combinations, recapitalizations and similar events in the same manner, and at the same time, as the Conversion Price is adjusted pursuant to Section 8(d). If at any time the Conversion Price is reduced pursuant to Section 8 to an amount less than the Floor Price then in effect, the Floor Price shall automatically be reduced to such Conversion Price, effective simultaneously with such reduction and without any action by the Company or the Holder.

(cc)	“Fundamental Transaction” means (A) that the Company shall, directly or indirectly, including through Subsidiaries or Affiliates, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity; or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its Significant Subsidiaries to one or more Subject Entities; or (iii) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding shares of Common Stock, (y) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding, or (z) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock; or (iv) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby all such Subject Entities, individually or in the aggregate, acquire in any transaction or series of related transactions, either (x) at least 50% of the outstanding shares of Common Stock, (y) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding, or (z) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock; or (v) reorganize, recapitalize or reclassify its Common Stock, or (B) that the Company shall, directly or indirectly, including through Subsidiaries or Affiliates, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock not held by all such Subject Entities as of the Issuance Date of this Note calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other stockholders of the Company to surrender their shares of Common Stock without approval of the stockholders of the Company or (C) directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

(dd)	“GAAP” means United States generally accepted accounting principles, consistently applied.

(ee)	“Group” means a “group” as that term is used in Section 13(d) of the 1934 Act and as defined in Rule 13d-5 thereunder.

(ff)	“Indebtedness” shall have the meaning ascribed to such term in the Securities Purchase Agreement.

(gg)	“Investment” means any beneficial ownership (including stock, partnership or limited liability company interests) of or in any Person, or any loan, advance or capital contribution to any Person or the acquisition of all, or substantially all, of the assets of another Person or the purchase of any assets of another Person for greater than the fair market value of such assets.

(hh)	“Material Adverse Effect” shall have the meaning ascribed to such term in the Securities Purchase Agreement.

(ii)	“Maturity Date” shall mean [●]; provided, however, the Maturity Date may be extended at the option of the Holder (i) in the event that, and for so long as, an Event of Default shall have occurred and be continuing or any event shall have occurred and be continuing that with the passage of time and the failure to cure would result in an Event of Default or (ii) through the date that is twenty (20) Business Days after the consummation of a Fundamental Transaction in the event that a Fundamental Transaction or Change of Control is publicly announced prior to the Maturity Date, provided further that if a Holder elects to convert some or all of this Note pursuant to Section 3 hereof, and the Conversion Amount would be limited pursuant to Section 3(d) hereunder, the Maturity Date shall automatically be extended until such time as such provision shall not limit the conversion of this Note.

(jj)	“New Subsidiary” means, as of any date of determination, any Person in which the Company after the Subscription Date, directly or indirectly, (i) owns or acquires any of the outstanding capital stock or holds any equity or similar interest of such Person or (ii) controls or operates all or any part of the business, operations or administration of such Person, and all of the foregoing, collectively, “New Subsidiaries”.

(kk)	“Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(ll)	“Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(mm)	“Person” means an individual, a limited liability company, a limited liability partnership, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(nn)	“Price Failure” means, with respect to a particular date of determination, that the VWAP of the Common Stock on such date of determination fails to exceed $12.00 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions occurring after the Subscription Date). All such determinations shall be appropriately adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions.

(oo)	“Principal Market” means The Nasdaq Global Market.

(pp)	“Redemption Notices” means, collectively, the Event of Default Redemption Notices, the Company Optional Redemption Notices, the Change of Control Redemption Notices and the Holder Redemption Notices, and each of the foregoing, individually, a “Redemption Notice.”

(qq)	“Redemption Premium” means 120%.

(rr)	“Redemption Prices” means, collectively, Event of Default Redemption Prices, the Company Optional Redemption Prices, and the Holder Redemption Prices, the Change of Control Redemption Prices, and each of the foregoing, individually, a “Redemption Price.”

(ss)	“Registration Rights Agreement” means that certain registration rights agreement executed and delivered by the Company pursuant to the Securities Purchase Agreement.

(tt)	“Required Holder” means the Holder of this Note; provided that any action by the Required Holder shall be subject to Section 4(d) and the Subordination Agreement for so long as any Senior Note remains outstanding.

(uu)	“SEC” means the United States Securities and Exchange Commission or the successor thereto.

(vv)	“Securities Purchase Agreement” means that certain Securities Purchase Agreement, dated as of the Subscription Date, by and among the Private Company, Silicon Valley Acquisition Corp. and the Buyer, as may be amended from time to time.

(ww)	“Senior Notes” means, collectively, the secured promissory notes of the Private Company issued pursuant to the Anchor Purchase Agreement and the Senior Public Notes, including notes issued in exchange therefor, as amended, restated, supplemented, refinanced or replaced from time to time in accordance with the Senior Transaction Documents.

(xx)	“Senior Obligations” means all principal, interest, premiums, redemption amounts, fees, expenses, indemnities and other obligations owing from time to time under or in connection with the Senior Notes and the Senior Transaction Documents.

(yy)	“Senior Public Notes” means the senior secured convertible notes of the Company issued in exchange for the secured promissory notes of the Private Company pursuant to the Anchor Purchase Agreement, including notes issued in exchange therefor, as amended, restated, supplemented, refinanced or replaced from time to time in accordance with the Senior Transaction Documents.

(zz)	“Senior Required Holder” means the “Required Holder” under the Senior Public Notes, as such Person may change from time to time in accordance with the Senior Transaction Documents.

(aaa)	“Senior Security Agreement” means the Security Agreement (as defined in the Anchor Purchase Agreement), as amended from time to time in accordance with its terms.

(bbb)	“Senior Transaction Documents” means the Anchor Purchase Agreement, the Senior Notes and the security, guaranty and other transaction documents entered into in connection therewith, as amended from time to time in accordance with their terms.

(ccc)	“Subordination Agreement” means that certain Subordination Agreement, dated as of October 19, 2026, among the Private Company, the Holder and the Senior Required Holder and/or the collateral agent for the holders of the Senior Notes, to which the Company shall become a party on or before the Business Combination Closing, as amended from time to time in accordance with its terms.

(ddd)	“Significant Subsidiary” shall have the meaning as such term is defined in Rule 1-02 of Regulation S-X promulgated under the 1933 Act.

(eee)	“Subscription Date” shall have the meaning set forth in the preamble.

(fff)	“Subsidiaries” means, as of any date of determination, collectively, all Current Subsidiaries and all New Subsidiaries, and each of the foregoing, individually, a “Subsidiary.”

(ggg)	“Subject Entity” means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

(hhh)	“Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(iii)	“Trading Day” means, as applicable, (x) with respect to price determinations relating to the Common Stock, any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Holder or (y) with respect to all determinations other than price determinations relating to the Common Stock, any day on which an Eligible Market is open for trading of securities.

(jjj)	“Transfer Agent” means the Company’s transfer agent.

(kkk)	“Volume Failure” means, with respect to a particular date of determination, the aggregate daily dollar trading volume (as reported on Bloomberg) of the Common Stock on the Principal Market during regular market hours on such Trading Day is less than $15,000,000.

(lll)	“VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded), during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg through its “VAP” function (set to 09:30 start time and 16:00 end time) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices). If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 27. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

(mmm)	“Warrants” means the warrants of the Company issued to the Buyer pursuant to the Securities Purchase Agreement, including any warrants issued in exchange, transfer or replacement thereof.

36.	ABSENCE OF TRADING AND DISCLOSURE RESTRICTIONS. The Company acknowledges and agrees that the Holder is not a fiduciary or agent of the Company and that the Holder shall have no obligation to (a) maintain the confidentiality of any information provided by the Company or (b) refrain from trading any securities while in possession of such information in the absence of a written non-disclosure agreement signed by an officer of the Holder that explicitly provides for such confidentiality and trading restrictions. In the absence of such an executed, written non-disclosure agreement, the Company acknowledges that the Holder may freely trade in any securities issued by the Company, may possess and use any information provided by the Company in connection with such trading activity, and may disclose any such information to any third party.

37.	CERTAIN TAX MATTERS. All payments to be made by the Company under this Note (whether in cash or in shares of Common Stock) shall be made without any Tax Deduction (as defined below) unless a Tax Deduction is required by law. The Company shall promptly upon becoming aware that it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Holder accordingly. If a Tax Deduction is required by law to be made by the Company, the amount of the payment due from the Company under this Note shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due under this Note if no Tax Deduction had been required. If the Company is required to make a Tax Deduction, it shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law. Within thirty (30) days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Company shall deliver to the Holder evidence reasonably satisfactory to the Holder that the Tax Deduction has been made and that any appropriate payment has been paid to the relevant taxing authority. For greater certainty, (i) this Section 37 applies to all payments, whether in the form of cash, shares of Common Stock or otherwise, made under this Note, and (ii) the Company is obligated to indemnify the Holder pursuant to this Section 37 in the event that a Tax Deduction is required in respect of any payment to be made to the Holder under this Note and the Company and/or its Subsidiaries fail to comply with this Section 37. For purposes of this Section 37, “Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same) and “Tax Deduction” means any deduction or withholding for or on account of any Tax.

[signature page follows]

IN WITNESS WHEREOF, EigenQ Holdings, Inc. has caused this Note to be duly executed as of the Issuance Date set out above.

EigenQ Holdings, Inc.

By:
Name:
Title:

Subordinated Unsecured Convertible Note - Signature Page

EXHIBIT I

EIGENQ HOLDINGS, INC.
CONVERSION NOTICE

Reference is made to the Subordinated Unsecured Convertible Note (the “Note”) issued to the undersigned by EigenQ Holdings, Inc., a Delaware corporation (the “Company”). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into shares of Common Stock, $0.0001 par value per share (the “Common Stock”), of the Company, as of the date specified below. Capitalized terms not defined herein shall have the meaning as set forth in the Note.

Date of

Conversion: _____________

Aggregate Principal to be converted: ___________

Aggregate accrued and unpaid Interest and accrued and unpaid Late Charges with respect to such portion of the Aggregate Principal and such Aggregate Interest to be converted: _____________

AGGREGATE CONVERSION AMOUNT TO BE CONVERTED: _____________

Please confirm the following information:

Conversion Price: ___________

Number of shares of Common Stock to be issued: _____________

Please issue the Common Stock into which the Note is being converted to Holder, or for its benefit, as follows:

☐ Check here if requesting delivery as a certificate to the following name and to the following address:

Issue to: ___________

___________

___________

☐ Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:

DTC Participant: _____________

DTC Number: _____________

Account Number: _____________

Date:

Name of Registered Holder

By:
Name:
Title:

Tax ID:

E-mail Address:

Exhibit II

ACKNOWLEDGMENT

EigenQ Holdings, Inc. hereby acknowledges this Conversion Notice and hereby directs _________________ to issue the above indicated number of shares of Common Stock in accordance with the Irrevocable Transfer Agent Instructions dated _____________, 20__ from the Company and acknowledged and agreed to by ________________________.

EIGENQ HOLDINGS, INC.

By:
Name:
Title: